Exhibit 99

ACADIA HEALTHCARE REPORTS SECOND QUARTER 2024 RESULTS

PROVIDES UPDATED GUIDANCE FOR 2024

FRANKLIN, Tenn. (July 31, 2024) – Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the second quarter and six months ended June 30, 2024.

Second Quarter Highlights

●	Revenue totaled $796.0 million, an increase of 8.8% over the second quarter of 2023
●	Same facility revenue increased 8.3% compared with the second quarter of 2023, including an increase in revenue per patient day of 5.6% and an increase in patient days of 2.6%
●	Net income attributable to Acadia totaled $78.5 million, or $0.85 per diluted share
●	Adjusted income attributable to Acadia totaled $83.6 million, or $0.91 per diluted share
●	Adjusted EBITDA totaled $187.6 million, an increase of 7.6% over the second quarter of 2023
●

Continued progress on the execution of the Company’s growth strategy, including the addition of 37 beds to the Company’s existing facilities and the opening of a 100-bed de novo facility in Mesa, Arizona.

Adjusted income attributable to Acadia and Adjusted EBITDA are non-GAAP financial measures. A reconciliation of all non-GAAP financial measures in this press release begins on page 8.

Second Quarter Results

Chris Hunter, Chief Executive Officer of Acadia Healthcare Company, remarked, “Acadia delivered another strong financial and operating performance for the second quarter of 2024. With solid execution of our strategy, we achieved top line revenue growth of 8.8% and Adjusted EBITDA growth of 7.6% compared with the second quarter of 2023. These results reflect continued strong demand across our business, and we remain on track to add approximately 1,200 beds in 2024 to meet the growing need for our services. Looking forward, we expect the second half to benefit from further volume growth as the facilities and beds added over the past several quarters continue to ramp.”

“We commend our dedicated employees and clinicians across our facilities who continue to provide safe, high-quality care for the growing number of patients seeking help with behavioral health and substance use issues. With service lines across the continuum of care, strong clinical quality, and a focused operating model, we are well-positioned to continue to lead the behavioral health industry and address these critical needs across the United States.”

Strategic Investments for Long-Term Growth

During the second quarter of 2024, the Company continued to advance its growth strategy. This includes the addition of 37 beds to existing facilities during the quarter, and the opening of a new 100-bed acute care hospital, Agave Ridge Behavioral Hospital, in Mesa, Arizona.

For the full year, the Company remains on track to add approximately 1,200 beds, including over 400 new beds to existing facilities, and add up to 14 new Comprehensive Treatment Centers (CTCs).

ACHC Reports Second Quarter 2024 Results

July 31, 2024

The Company expects to open four additional inpatient facilities in the second half of 2024, including two new joint venture facilities. Acadia has 21 joint venture partnerships for 22 hospitals, with 11 hospitals already in operation and 11 additional hospitals expected to open in the coming years.

Cash and Liquidity

Acadia has continued to maintain a strong financial position with sufficient capital to make strategic investments in its business. As of June 30, 2024, the Company had $77.2 million in cash and cash equivalents and $371.5 million available under its $600 million revolving credit facility with a net leverage ratio of approximately 2.5x.

Net leverage ratio is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures in this press release begins on page 8.

2024 Financial Guidance

Acadia today revised its previously announced financial guidance for 2024. Revised guidance reflects the closure of two facilities during the second quarter(2).

2024 Guidance Range
Revenue (1)	$3.180 to $3.225 billion
Adjusted EBITDA (1)	$735 to $765 million
Adjusted earnings per diluted share (1)	$3.45 to $3.65
Interest expense	$110 to $120 million
Tax rate	24.5% to 25.5%
Depreciation and amortization expense	$150 to $160 million
Stock compensation expense	$40 to $45 million
Operating cash flows	$525 to $575 million
Expansion capital expenditures	$425 to $475 million
Maintenance and IT capital expenditures	$90 to $110 million

Total bed additions, excluding acquisitions	Approx. 1,200 beds

(1)

Includes one-time state payments of approximately $10 million (or $0.09 per diluted share) for the year, of which approximately $7 million (or $0.06 per diluted share) was received in the first quarter of 2024.

(2)	Prior full-year guidance assumed approximately $25 million of revenue and approximately break-even EBITDA from two facilities that were closed during the second quarter.

The Company’s guidance does not include the impact of any future acquisitions, divestitures, transaction, legal and other costs or non-recurring legal settlements expense.

Conference Call

Acadia will hold a conference call to discuss its second quarter financial results at 8:00 a.m. Central/9:00 a.m. Eastern Time on Thursday, August 1, 2024. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available for 30 days.

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ACHC Reports Second Quarter 2024 Results

July 31, 2024

About Acadia

Acadia is a leading provider of behavioral healthcare services across the United States. As of June 30, 2024, Acadia operated a network of 258 behavioral healthcare facilities with approximately 11,400 beds in 38 states and Puerto Rico. With approximately 23,500 employees serving more than 75,000 patients daily, Acadia is the largest stand-alone behavioral healthcare company in the U.S. Acadia provides behavioral healthcare services to its patients in a variety of settings, including inpatient psychiatric hospitals, specialty treatment facilities, residential treatment centers and outpatient clinics.

Forward-Looking Information

This press release contains forward-looking statements. Generally, words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this press release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) potential difficulties in successfully integrating the operations of acquired facilities or realizing the expected benefits and synergies of our facility expansions, acquisitions, joint ventures and de novo transactions; (ii) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (iii) potential reductions in payments received by Acadia from government and commercial payors; (iv) the occurrence of patient incidents, governmental investigations, litigation and adverse regulatory actions, which could adversely affect the price of our common stock and result in substantial payments and incremental regulatory burdens; (v) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; (vi) potential disruptions to our information technology systems or a cybersecurity incident; and (vii) potential operating difficulties, including, without limitation, disruption to the U.S. economy and financial markets; reduced admissions and patient volumes; increased costs relating to labor, supply chain and other expenditures; changes in competition and client preferences; and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategies. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

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ACHC Reports Second Quarter 2024 Results

July 31, 2024

Acadia Healthcare Company, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(In thousands, except per share amounts)

Revenue	$796,040	$731,337	$1,564,091	$1,435,604

Salaries, wages and benefits (including equity-based compensation expense of $8,869, $7,348, $17,547 and $14,977, respectively)	419,757	386,633	837,280	777,810
Professional fees	48,050	43,803	93,738	84,928
Supplies	27,878	26,144	54,530	52,165
Rents and leases	11,889	11,725	23,752	23,149
Other operating expenses	109,690	95,912	210,763	186,750
Depreciation and amortization	36,066	32,012	72,413	63,581
Interest expense, net	29,159	20,910	56,373	40,909
Loss on impairment	1,000	8,694	1,000	8,694
Transaction, legal and other costs	6,091	9,074	8,938	15,545
Total expenses	689,580	634,907	1,358,787	1,253,531
Income before income taxes	106,460	96,430	205,304	182,073
Provision for income taxes	25,643	22,881	45,717	41,966
Net income	80,817	73,549	159,587	140,107
Net income attributable to noncontrolling interests	(2,335)	(1,250)	(4,722)	(1,793)
Net income attributable to Acadia Healthcare Company, Inc.	$78,482	$72,299	$154,865	$138,314

Earnings per share attributable to Acadia Healthcare Company, Inc. stockholders:
Basic	$0.86	$0.79	$1.69	$1.53
Diluted	$0.85	$0.79	$1.68	$1.51

Weighted-average shares outstanding:
Basic	91,628	91,044	91,495	90,691
Diluted	92,043	91,546	92,051	91,640

ACHC Reports Second Quarter 2024 Results

July 31, 2024

Acadia Healthcare Company, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
	2024	2023
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$77,167	$100,073
Accounts receivable, net	389,374	361,451
Other current assets	178,673	134,476
Total current assets	645,214	596,000
Property and equipment, net	2,497,856	2,266,610
Goodwill	2,261,395	2,225,962
Intangible assets, net	73,348	73,278
Deferred tax assets	2,741	6,658
Operating lease right-of-use assets	123,273	117,780
Other assets	74,225	72,553
Total assets	$5,678,052	$5,358,841

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$66,574	$29,219
Accounts payable	159,520	156,132
Accrued salaries and benefits	134,503	141,901
Current portion of operating lease liabilities	27,010	26,268
Other accrued liabilities	158,915	532,261
Total current liabilities	546,522	885,781
Long-term debt	1,774,556	1,342,548
Deferred tax liabilities	37,031	1,931
Operating lease liabilities	104,706	100,808
Other liabilities	150,641	140,113
Total liabilities	2,613,456	2,471,181
Redeemable noncontrolling interests	111,878	105,686
Equity:
Common stock	917	913
Additional paid-in capital	2,665,215	2,649,340
Retained earnings	286,586	131,721
Total equity	2,952,718	2,781,974
Total liabilities and equity	$5,678,052	$5,358,841

ACHC Reports Second Quarter 2024 Results

July 31, 2024

Acadia Healthcare Company, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2024	2023
	(In thousands)
Operating activities:
Net income	$159,587	$140,107
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	72,413	63,581
Amortization of debt issuance costs	2,034	1,651
Equity-based compensation expense	17,547	14,977
Deferred income taxes	39,017	347
Loss on impairment	1,000	8,694
Other	(3,942)	1,086
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(26,114)	(23,397)
Other current assets	(14,182)	(8,743)
Other assets	842	(322)
Accounts payable and other accrued liabilities	(399,619)	21,518
Accrued salaries and benefits	(8,525)	(13,889)
Other liabilities	9,805	2,568
Net cash (used in) provided by operating activities	(150,137)	208,178

Investing activities:
Cash paid for acquisitions, net of cash acquired	(50,722)	—
Cash paid for capital expenditures	(296,652)	(157,359)
Proceeds from sale of property and equipment	10,209	621
Other	(2,933)	(940)
Net cash used in investing activities	(340,098)	(157,678)

Financing activities:
Borrowings on long-term debt	350,000	—
Borrowings on revolving credit facility	160,000	40,000
Principal payments on revolving credit facility	(15,000)	(20,000)
Principal payments on long-term debt	(25,605)	(10,625)
Payment of debt issuance costs	(1,518)	—
Repurchase of shares for payroll tax withholding, net of proceeds from stock option exercises	(1,668)	(45,904)
Contributions from noncontrolling partners in joint ventures	2,970	2,516
Distributions to noncontrolling partners in joint ventures	(1,500)	(1,983)
Other	(350)	20
Net cash provided by (used in) financing activities	467,329	(35,976)

Net (decrease) increase in cash and cash equivalents	(22,906)	14,524
Cash and cash equivalents at beginning of the period	100,073	97,649
Cash and cash equivalents at end of the period	$77,167	$112,173
	$-	$-
Effect of acquisitions:
Assets acquired, excluding cash	$55,678	$—
Liabilities assumed	(3,456)	—
Contingent consideration issued in connection with an acquisition	(1,500)	—
Cash paid for acquisitions, net of cash acquired	$50,722	$—

ACHC Reports Second Quarter 2024 Results

July 31, 2024

Acadia Healthcare Company, Inc.

Operating Statistics

(Unaudited, Revenue in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Same Facility Results (1)
Revenue	$776,145	$716,653	8.3%	$1,532,401	$1,409,073	8.8%
Patient Days	773,499	754,099	2.6%	1,531,489	1,495,810	2.4%
Admissions	49,091	48,727	0.7%	97,249	97,733	-0.5%
Average Length of Stay (2)	15.8	15.5	1.8%	15.7	15.3	2.9%
Revenue per Patient Day	$1,003	$950	5.6%	$1,001	$942	6.2%
Adjusted EBITDA margin	29.5%	29.5%	0 bps	29.1%	28.5%	60 bps

Facility Results
Revenue	$796,040	$731,337	8.8%	$1,564,091	$1,435,604	9.0%
Patient Days	791,673	771,955	2.6%	1,560,351	1,526,813	2.2%
Admissions	50,511	50,029	1.0%	99,569	99,935	-0.4%
Average Length of Stay (2)	15.7	15.4	1.6%	15.7	15.3	2.6%
Revenue per Patient Day	$1,006	$947	6.1%	$1,002	$940	6.6%
Adjusted EBITDA margin	28.1%	28.6%	-50 bps	27.8%	27.6%	20 bps

(1)	Same facility results for the periods presented include facilities we have operated for more than one year and exclude certain closed services.
(2)	Average length of stay is defined as patient days divided by admissions.

ACHC Reports Second Quarter 2024 Results

July 31, 2024

Acadia Healthcare Company, Inc.

Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to Adjusted EBITDA

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in thousands)

Net income attributable to Acadia Healthcare Company, Inc.	$78,482	$72,299	$154,865	$138,314
Net income attributable to noncontrolling interests	2,335	1,250	4,722	1,793
Provision for income taxes	25,643	22,881	45,717	41,966
Interest expense, net	29,159	20,910	56,373	40,909
Depreciation and amortization	36,066	32,012	72,413	63,581
EBITDA	171,685	149,352	334,090	286,563

Adjustments:
Equity-based compensation expense (a)	8,869	7,348	17,547	14,977
Transaction, legal and other costs (b)	6,091	9,074	8,938	15,545
Loss on impairment (c)	1,000	8,694	1,000	8,694
Adjusted EBITDA	$187,645	$174,468	$361,575	$325,779

Adjusted EBITDA margin	23.6%	23.9%	23.1%	22.7%

See footnotes on page 10.

ACHC Reports Second Quarter 2024 Results

July 31, 2024

Acadia Healthcare Company, Inc.

Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to

Adjusted Income Attributable to Acadia Healthcare Company, Inc.

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in thousands, except per share amounts)

Net income attributable to Acadia Healthcare Company, Inc.	$78,482	$72,299	$154,865	$138,314

Adjustments to income:
Transaction, legal and other costs (b)	6,091	9,074	8,938	15,545
Loss on impairment (c)	1,000	8,694	1,000	8,694
Provision for income taxes	25,643	22,881	45,717	41,966
Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc.	111,216	112,948	210,520	204,519
Income tax effect of adjustments to income (d)	27,643	28,271	49,654	51,191
Adjusted income attributable to Acadia Healthcare Company, Inc.	$83,573	$84,677	$160,866	$153,328

Weighted-average shares outstanding - diluted	92,043	91,546	92,051	91,640

Adjusted income attributable to Acadia Healthcare Company, Inc. per diluted share	$0.91	$0.92	$1.75	$1.67

See footnotes on page 10.

ACHC Reports Second Quarter 2024 Results

July 31, 2024

Acadia Healthcare Company, Inc.

Footnotes

We have included certain financial measures in this press release, including those listed below, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC.  These non-GAAP financial measures include, and are defined, as follows:

• EBITDA:  net income attributable to Acadia Healthcare Company, Inc. adjusted for net income attributable to noncontrolling interests, provision for income taxes, net interest expense and depreciation and amortization.

• Adjusted EBITDA: EBITDA adjusted for equity-based compensation expense, transaction, legal and other costs and loss on impairment.

• Adjusted EBITDA margin: Adjusted EBITDA divided by revenue.

• Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc.: net income attributable to Acadia Healthcare Company, Inc. adjusted for transaction, legal and other costs, loss on impairment and provision for income taxes.

• Adjusted income attributable to Acadia Healthcare Company, Inc.: Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc. adjusted for the income tax effect of adjustments to income.

• Net leverage ratio: Long-term debt (excluding $10.5 million of unamortized debt issuance costs, discount and premium) less cash and cash equivalents divided by Adjusted EBITDA for the trailing twelve months.

The non-GAAP financial measures presented herein are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The non-GAAP financial measures presented herein are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies. We have included information concerning the non-GAAP financial measures in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present similar non-GAAP financial measures when reporting their results. Because the non-GAAP financial measures are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures of other companies. Our presentation of these non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

The Company is not able to provide a reconciliation of projected Adjusted EBITDA and adjusted earnings per diluted share, where provided, to expected results due to the unknown effect, timing and potential significance of transaction-related expenses and the tax effect of such expenses.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents transaction, legal and other costs incurred by Acadia primarily related to legal, management transition, termination, restructuring, acquisition and other similar costs.

(c) During the three months ended June 30, 2024 and 2023, we recorded non-cash impairment charges totaling $1.0 million and $8.7 million, respectively, related to the closure of certain facilities.

(d) Represents the income tax effect of adjustments to income based on tax rates of 24.9% and 25.0% for the three months ended June 30, 2024 and 2023, respectively, and 23.6% and 25.0% for the six months ended June 30, 2024 and 2023, respectively.

Investor Contact:

Patrick Feeley

Senior Vice President, Investor Relations

(615) 861-6000